Exhibit 99.1

DCi Acquisition – Investor FAQ

Facts:

On July 14, 2015, ARI Network Services, Inc. (“ARI”) announced that it acquired Direct Communications Inc. (DCi). ARI anticipates DCi will continue to conduct business as usual. DCi will join ARI as “DCi, an ARI Company” headed by former president Mark Toebben, who will assume the role of VP and General Manager.

Q: How did the acquisition of DCi come about?
A:  ARI has stated that its growth strategy will be a combination of organic growth and strategic acquisitions. As a result, ARI conducts business development activities on an ongoing basis to identify acquisition targets. DCi was identified through these activities, and the parties engaged in due diligence and further discussions, which ultimately led to a consummated transaction. Additionally, DCi was represented by investment banking firm BCC Advisers of Des Moines, Iowa, who helped facilitate the introduction of DCi to ARI and assisted in closing the transaction.

Q: What is DCi?
A:  Founded in 1981, DCi is a leading provider of differentiated product content and electronic parts catalog software serving manufacturers, distributors, jobbers and independent retailers in the $300 billion automotive aftermarket. DCi has contributed to the establishment of many industry data standards, such as ACES and PIES, as well as proprietary data formats used by many major resellers.

DCi’s enhanced product content reaches every distribution channel, reaching more than 60,000 resellers and millions of consumers.

Q: How does DCi fit with ARI?
A:

•	The acquisition of DCi is consistent with ARI’s strategy to grow within the automotive aftermarket both organically and through strategic acquisitions.
•	DCi offers a robust catalog of differentiated automotive aftermarket parts content spanning more than 2.5 million part numbers.
•	The acquisition allows us to grow DCi revenues by marrying DCi’s content with ARI’s electronic catalog products, eCommerce website and lead management platforms.
•

It will allow ARI to expand the reach of its business management and point-of-sale software (added to the ARI product portfolio with the TCS and TASCO acquisitions) throughout the greater automotive aftermarket.

Q: How will DCi contribute to ARI’s revenue?
A: ARI expects DCi to add approximately $4M in revenue in FY16.

Q: What will the impact be on ARI’s EBITDA?
A: DCi is profitable, and ARI expects the transaction to be accretive to its FY16 EBITDA.

Q: What percentage of DCi revenue is recurring?
A: ARI estimates approximately 85% to 90% of DCi’s revenue to be recurring.

Q: What consideration is ARI paying for this transaction?
A:

$3.75M	Cash at Closing
$2.0M	Seller Note, 4 Yrs., 4% Int.[1]
$0.5M	Equity[2]

Q: How was this transaction funded?

A: The closing payment will be funded using proceeds from ARI’s May 2015 equity offering.

Q: How many customers does DCi currently have?
A: Approximately 450 customers in the U.S. and Canada. The largest DCi customer represents approximately 3% of TTM revenue.

Product Related:

•	Both companies will continue to sell and develop their current product offerings.
•	For the majority of customers, their primary points of contact within the business will remain unchanged. In the event there is a change, we will proactively notify the customer.

Notice Regarding Forward-Looking Statements:

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1-414-973-4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

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1To be adjusted based upon a working capital adjustment as defined in the Purchase Agreement.

2159,795 shares of ARI common stock.